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                                                                    EXHIBIT 99.1

Thursday March 28, 9:01 am Eastern Time
Press Release
SOURCE: Landry's Restaurants, Inc.

             Landry's Restaurants, Inc. Affirms Guidance for 2002

   Houston, March 28 /PRNewswire--FirstCall/ -- Landry's Restaurants, Inc. (NYSE: LNY - news) today affirmed earnings guidance for 2002. Paul S. West, Vice President--Finance and Chief Financial Officer of Landry's stated, "As a result of the Company's acquisition of Muer's seafood restaurant chain and the Company's 2002 financial performance to date, we currently expect approximately $800 million revenues and $1.34 earnings per share for 2002, even after the proposed equity offering."

   This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our forward-looking statements are subject to risks and uncertainty, including without limitation, our ability to continue our expansion strategy, ability to make projected capital expenditures, as well as general market conditions, competition, and pricing.

   Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the information contained herein should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Source: Landry's Restaurant, Inc.